[LETTERHEAD OF GODFREY & KAHN S.C. ATTORNEYS AT LAW]

                                February 26, 2003

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  Strong High-Yield Municipal Bond Fund, Inc.

Ladies and Gentlemen:

     We represent Strong High-Yield Municipal Bond Fund, Inc. (the
"Company") in connection with its filing of Post-Effective Amendment No. 22 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-66838; 811-7930) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

     We consent to the use of this letter in the Post-Effective Amendment.

                                                  Very truly yours,

                                                  GODFREY & KAHN, S.C.

                                                  /s/ Pamela M. Krill

                                                  Pamela M. Krill